Exhibit 99.1

Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the first quarter of 2006.

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Management Discussion of Trends

Fifth Third expects first quarter 2006 trends to be mixed. Good loan growth and improved net interest margin, expense and credit trends are expected to be mitigated by more modest trends in noninterest income.

Noninterest Income

In general, management expects noninterest income to reflect modest growth on an overall basis from the same quarter last year and seasonal weakness relative to the fourth quarter of 2005. Specifically, by major category:

Electronic Payment Processing

Fifth Third expects first quarter electronic payment processing revenues to continue to reflect steady trends in both new customer acquisition and overall retail sales activity. Processing revenues are expected to exhibit mid teen percentage growth over the same quarter last year. Comparisons to the fourth quarter of 2005 are impacted by the significant seasonal increases in transaction volumes typically seen in the fourth quarter.

Deposit Service Revenue

Total first quarter deposit account service revenues are expected to increase at a mid- to high- single digit percentage rate over the same quarter last year on growth from both retail- and commercial-based deposit revenues. Commercial-based revenues continue to be impacted by rising short-term interest rates despite increased activity and numerous customer additions relative to the same quarter last year.

Investment Advisors

Fifth Third expects first quarter investment advisory revenues to produce low single digit percentage growth over the same quarter last year and solid growth from fourth quarter 2005 levels.

Mortgage Banking

First quarter net mortgage banking revenues are expected to produce stable results compared to recent trends.

Other Noninterest Income Categories

First quarter other noninterest income is expected to to exhibit modest growth over the same quarter last year exclusive of securities gains and operating lease revenue in the prior year period. Results relative to the fourth quarter are expected to be more modest due to seasonality factors and more difficult comparisons to extremely strong results from commercial banking subcategories in the prior period.

Expenses

Compared to the first quarter of 2005, noninterest expenses are expected to exhibit mid single digit percentage growth. Compared to the fourth quarter of 2005, noninterest expense captions are expected to improve significantly with seasonal increases in employee benefit related expenses more than mitigated by improvement in other expense captions.

Balance Sheet Trends

•	Fifth Third expects average core deposit balances to produce mid to high single digit percentage growth over the same quarter last year and mid single digit annualized growth from fourth quarter 2005 levels despite the significant seasonal increases in commercial deposits typically seen in the fourth quarter. Fifth Third expects deposit pricing to continue to be very competitive with market conditions and is continuing to devote significant focus on retaining existing accounts and attracting new accounts.

•	Loans and leases are expected to exhibit growth rates similar to those seen in recent periods due to very good middle-market commercial loan growth and continued strength in the level of consumer lending. Overall, average total loans and leases, including held-for-sale, are expected to increase by approximately 10 percent over first quarter 2005 levels. Average earning assets are expected to increase at a low to mid single digit rate over the same quarter last year due to continuing reductions in the available-for-sale securities portfolio.

•	As a result of the balance sheet trends detailed above and relative day count comparisons, Fifth Third expects net interest income to decrease at a low to mid single digit annualized rate from fourth quarter 2005 levels. Specifically, Fifth Third expects low to mid single-digit annualized earning asset growth and a stable net interest margin in the first quarter of 2006.

Credit Quality

First quarter credit quality trends are expected to show significant improvement from fourth quarter 2005 levels. Net charge-offs, as a percentage of average loans and leases, are expected to return to the mid 40 basis point level. Although realistic about the difficulty in precisely estimating credit quality metrics, Fifth Third’s long history of conservative exposure limits, centralized credit risk management and a diversified portfolio positions us well to effectively weather cycles and reduce the likelihood of significant unexpected losses. Fifth Third does not expect a significant change in the reserve for credit losses as a percentage of total loans and leases during the first quarter.

Other Events

•	Effective March 14, 2006, Ronald D. Marks has resigned as Treasurer of Fifth Third Bancorp due to health considerations. Mr. Marks’ responsibilities will be assumed by existing personnel until a successor is announced.

•	Pursuant to SFAS No. 123 “Accounting for Stock-Based Compensation,” Fifth Third has historically recognized compensation expense for the fair value of stock-based compensation issued. Effective January 1, 2006, Fifth Third adopted SFAS No. 123(R) “Share-Based Payment” and began recognizing an estimate of forfeiture experience to be realized for all stock-based awards. The adoption of SFAS No. 123(R) in the first quarter of 2006 will result in a benefit to be recognized as a cumulative effect of a change in accounting principle of approximately $4 million, net of tax.

•	Fifth Third will report first quarter earnings on April 18, 2006 prior to the market opening and will again host a conference call to be held the morning of the release.

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This report may contain forward-looking statements about the Registrant and/or the company as combined with acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Registrant and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,”

“remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which the Registrant, one or more acquired entities and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect the Registrant, one or more acquired entities and/or the combined company or the businesses in which the Registrant, one or more acquired entities and/or the combined company are engaged; (8) difficulties in combining the operations of acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. The Registrant undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.